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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K





                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2001
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                       Dispatch Management Services Corp.
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                 (Exact name of registrant specified in Charter)


               Delaware             0-23349                13-3967426
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            (State or other       (Commission            (IRS Employee
            jurisdiction of       File Number)        Identification No.)
            incorporation)



           1981 Marcus Avenue, Suite C131, Lake Success, New York       11042
                  (Address of principal executive offices)             Zip Code



           Registrant's telephone, including area code: (516) 326-9810
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         (Former name and former address, if changed since last report)


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Item 5.  Other Events.

     On April 8, 1999, Dispatch Management Services Corp. (the "Company") entered into a definitive Amended and Restated Credit Agreement with NationsBank N.A. and a syndicate of senior lenders (the "Credit Agreement"). The Credit Agreement provides for a revolving loan commitment of $78.4 million, which includes a sub-limit of $3.8 million for existing standby letters of credit. The revolving loan commitment is reduced by the amount of monthly principal repayments. Pursuant to the Second Amendment to the Credit Agreement dated March 30, 2000, all amounts drawn under the line of credit must be repaid on May 31, 2001. In addition, the terms of the Second Amendment to the Credit Agreement provide that, by December 31, 2000, the Company must complete a merger or acquisition or a private or public placement of debt or equity, the total value of which exceeds $15 million. On July 26, 2000, the senior lenders agreed to extend the expiration date of the Credit Agreement to August 31, 2001. The Company reported in its interim report on Form 10-Q for the period ended September 30, 2000 that, as of September 30, 2000, the Company was in default of the repayment terms of principal and interest and the financial covenants described in the Second Amendment to the Credit Agreement. In addition, it reported that it was operating under a forbearance agreement with the senior lenders.

     As of March 30, 2001, the Company is still operating under a Forbearance Agreement (the "Forbearance Agreement"), which, among other things, precludes the Company from using any funds borrowed under the Credit Agreement (or received as proceeds of the collateral securing such loan) to make any expenditures other than those ordinary and necessary operating expenditures set forth in the Forbearance Agreement. The Forbearance Agreement has a termination date of April 8, 2001, which may be extended by the senior lenders. Because the Company lacks funds except for those provided under the Credit Agreement pursuant to the terms of the Forbearance Agreement, the Company is unable to engage its independent accountants to audit the Company's financial statements for the fiscal year ended December 31, 2000. Therefore, the Company is not going to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.



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                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    DISPATCH MANAGEMENT SERVICES CORP.



                                    By:
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                                       Name: Douglas Roth
                                       Title:  Chief Financial Officer

Dated: March 27, 2001